SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

PARTY CITY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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Party City Corporation

Notice of 2002 Annual Meeting of Stockholders

November 13, 2002

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Party City Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, November 13, 2002, at 9:00 a.m., Eastern Time, at The Peninsula New York, 700 Fifth Avenue, New York, New York 10019, for the following purposes:

1.	To elect nine directors to the Board of Directors who shall serve until the 2003 Annual Meeting of Stockholders, or until their successors are elected and qualified; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on October 7, 2002 are entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours for the ten day period ending immediately preceding the date of the Annual Meeting, at the Company’s offices at 400 Commons Way, Rockaway, New Jersey 07866 and at The Peninsula New York. Attendance at the Annual Meeting will be limited to stockholders and guests of the Company.

      STOCKHOLDERS UNABLE TO ATTEND THE MEETING ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

By Order of the Board of Directors

By:	/s/ JOSEPH J. ZEPF, ESQ.

Joseph J. Zepf, Esq. Secretary

Rockaway, New Jersey

October 18, 2002

PLEASE MAIL YOUR PROXY PROMPTLY

INFORMATION CONCERNING SOLICITATION AND VOTING
VOTING SECURITIES AND PRINCIPAL HOLDERS
BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS, OFFICERS AND KNOWN 5% OR GREATER STOCKHOLDERS
BUSINESS TO BE TRANSACTED
1. ELECTION OF DIRECTORS
EXECUTIVE OFFICERS OF THE COMPANY
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table
OPTION GRANTS DURING THE FISCAL YEAR ENDED JUNE 29, 2002
AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED JUNE 29, 2002 AND JUNE 29, 2002 OPTION VALUES
Equity Compensation Plan Information
REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
OTHER MATTERS

PARTY CITY CORPORATION

400 Commons Way
Rockaway, New Jersey 07866

PROXY STATEMENT

2002 ANNUAL MEETING OF STOCKHOLDERS

November 13, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited on behalf of the Board of Directors of Party City Corporation (the “Company”) for use at the 2002 Annual Meeting of Stockholders to be held on Wednesday, November 13, 2002, at 9:00 a.m., Eastern Time, or at any adjournment thereof (the “Annual Meeting”). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of 2002 Annual Meeting of Stockholders (the “Notice”). The Annual Meeting will be held at The Peninsula New York, 700 Fifth Avenue, New York, New York 10019. The Company’s telephone number is (973) 983-0888.

      This Proxy Statement and the accompanying Annual Report, Notice and Proxy are being mailed on or about October 18, 2002, to all stockholders entitled to vote at the Annual Meeting.

Record Date

      Stockholders of record at the close of business on October 7, 2002 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals for 2003 Annual Meeting

      Proposals of stockholders of the Company which are intended to be presented at the Company’s 2003 Annual Meeting of Stockholders must be received by the Company no later than June 20, 2003, and must otherwise be in compliance with the Company’s Certificate of Incorporation and Bylaws and with applicable laws and regulations in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

      If a stockholder intends to present a stockholder proposal at the 2003 Annual Meeting in a manner other than the inclusion of the proposal in the Company’s proxy statement and form of proxy relating to that meeting, unless the stockholder notifies the Company of such intention by August 28, 2003, the proxy holders named by the Company may exercise their discretionary voting authority on the matter in accordance with their best judgment.

Voting Your Shares at the Annual Meeting

      If you want to vote your shares in person at the Annual Meeting and your shares are held of record by a broker, bank or other nominee, you will need to bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. If you fail to bring such a letter, you will not be permitted to vote such shares at the Annual Meeting.

Revocability of Proxy

      Any proxy given by a record holder pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. If your shares are held of record by a broker, bank or other nominee, you must contact the broker, bank or nominee for instructions on how to revoke your proxy.

      Please note that merely attending the Annual Meeting without voting will not revoke your proxy. Also, as noted above, if you want to attend the Annual Meeting and vote in person and your shares of the Company’s common stock are held of record by a broker, bank or other nominee, you will need to bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

Independent Accountants

      The Company’s independent accountants are Deloitte & Touche LLP. Representatives from Deloitte & Touche LLP are expected to be available at the Annual Meeting to respond to appropriate questions from stockholders.

Solicitation

      The cost of solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company has contracted with Georgeson Shareholder Communications, Inc. to solicit proxies. The anticipated cost of this service is expected to be approximately $5,000. Proxies may also be solicited by the Company’s directors, officers and employees, without additional compensation, personally or by telephone, facsimile, e-mail or telegram.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Outstanding Shares

      The Company has only one class of stock outstanding, the Company’s common stock, $.01 par value per share (the “Common Stock”). At October 7, 2002, 16,699,747 shares of the Company’s Common Stock were issued and outstanding.

Voting Rights; Required Vote

      Under the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters, including the election of directors. Holders of Common Stock have no cumulative voting rights in the election of directors. The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of Common Stock on the Record Date and entitled to vote is required in order to constitute a quorum for the Annual Meeting. The election of each director requires a plurality of the votes present at the Annual Meeting and entitled to vote.

      Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

      In addition, unless a broker’s authority to vote on a particular matter is limited, shares held in street name that are not voted are counted for the purposes of establishing a quorum. However, a share that is held in street name that is not voted because the broker’s authority to vote on that matter is limited and the broker did not receive a direction on how to vote the share on that matter from the beneficial owner (a “broker non-vote”) is not considered entitled to vote and is thus not calculated as a vote cast at the Annual Meeting (either for or against the proposal). For the election of nominees, there cannot be any broker non-votes as a broker’s authority to vote on such matters is not limited. Therefore, any abstention or vote withheld (including any abstention or vote withheld by a broker with respect to shares held in street name) will have the same effect as a vote against the election of the nominees.

      Abstentions with respect to all other proposals which come before the Annual Meeting will have the effect of a vote against the proposals. “Broker Non-Votes,” however, will be treated as having not been voted for purposes of determining approval of such proposals and will not be counted as votes for or against such proposals.

Voting of Proxies

      The shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the directions given by the stockholders. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors; and (ii) at the discretion of the proxy holders with respect to any other matter properly brought before the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information regarding the beneficial ownership of the Common Stock, as of October 7, 2002, for individuals or entities in the following categories: (i) each of the Company’s Directors; (ii) each executive officer of the Company named in the Summary Compensation Table (each, a “Named Executive Officer”); (iii) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock; and (iv) all Directors and Named Executive Officers as a group. For purposes of this table, a person is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after the date of this Proxy Statement. For purposes of calculating the percentage of outstanding shares held by each person named below, any shares that such person has the right to acquire within 60 days after the date of this Proxy Statement are deemed to be outstanding, but not for the purposes of calculating the percentage ownership of any other person.

      Unless indicated otherwise, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
DIRECTORS, OFFICERS AND KNOWN 5% OR GREATER STOCKHOLDERS

	Shares Beneficially Owned

Name of Beneficial Owner	Number		Percent

Special Value Investment Management, LLC Accounts and Tennenbaum & Co., LLC	5,547,781	(1)	28.9%
11100 Santa Monica Boulevard, Suite 210
Los Angeles, California 90025
Steven Mandell	1,207,878	(2)(3)	7.2%
P.O. Box 85
New Vernon, New Jersey 07976
Craig Enterprises, Inc.	1,121,802	(4)	6.7%
11355 North Torrey Pines Road
La Jolla, California 92037
Pequot Capital Management	985,200	(5)	5.9%
Ralph D. Dillon	579,665	(6)	3.4%
Jack Futterman	1,039,500	(3)(7)	6.0%
Michael A. Gatto	13,166	(8)	*
Richard H. Griner	0		*
L.R. Jalenak, Jr.	87,298	(9)	*
Howard Levkowitz	5,471,913	(1)(10)	28.5%
Nancy Pedot	18,333	(11)	*
Walter Salmon	15,666	(12)	*
James Shea	275,150	(13)	1.6%
Michael E. Tennenbaum	5,569,114	(1)(14)	29.0%
Andrew Bailen	69,000	(15)	*
Warren Jeffery	0		*
Linda M. Siluk	15,125	(16)	*
Thomas E. Larson	59,875	(17)	*
All Directors and Named Officers as a group (14 persons)	13,057,137		38.8%

*	Less than 1%

(1)	The shares of Common Stock are owned of record by the Special Value Investment Management, LLC (“SVIM”) Accounts and Tennenbaum & Co., LLC (“TCO”) as follows: 2,496,000 shares subject to outstanding warrants to purchase Common Stock which are exercisable within the next 60 days are owned by Special Value Bond Fund, LLC (“SVBF”); 2,594,720 shares of Common Stock are owned by Special Value Absolute Return Fund, LLC (“SVAR”); 318,000 shares of Common Stock are owned by Special Value Bond Fund II, LLC (“SVBF II”); 25,000 shares of Common Stock are owned by a separate account managed by SVIM; and 114,061 shares of Common Stock are owned by TCO.

The managing member of SVBF is SVIM/MSM, LLC (“SVIM/MSM”) and the managing member of SVBF II is SVIM/MSM II, LLC (“SVIM/MSM II”). The managing member of both SVIM/MSM and SVIM/MSM II is TCO. The managing member of SVAR is SVAR/MM, LLC (“SVAR/MM”), and the managing member of SVAR/MM is SVIM. The managing member of SVIM is TCO. The managing member of TCO is Michael E. Tennenbaum.

SVIM is the investment advisor to SVBF, SVBF II, SVAR and the separate account. SVIM, SVIM/MSM, TCO and Mr. Tennenbaum share voting and dispositive power for the 2,496,000 shares subject to outstanding warrants to purchase Common Stock. SVIM, SVIM/MSM II, TCO and Mr. Tennenbaum share voting and dispositive power for the 318,000 shares. SVIM, SVAR/MM, TCO and Mr. Tennenbaum share voting and dispositive power for the 2,594,720 shares. SVIM, TCO and Mr. Tennenbaum share voting and dispositive power for the 25,000 shares. TCO and Mr. Tennenbaum have sole voting and dispositive power for the 114,061 shares (See also footnotes 10 and 14).

(2)	Includes 250,600 shares owned of record by The Mandell Family Limited Partnership of which Mr. Mandell is the General Partner and 700,000 shares subject to an immediately exercisable option to purchase such shares held by Mr. Futterman. (See also footnote 3).

(3)	Includes 700,000 shares of Common Stock owned by Mr. Mandell for which Mr. Futterman has an immediately exercisable option to purchase pursuant to an Option Agreement, dated as of June 8, 1999, by and between Messrs. Mandell and Futterman.

(4)	As reported by Craig Enterprises, Inc. on its Amendment to Schedule 13G filed with the Securities and Exchange Commission on April 23, 1999 which indicates that Craig Enterprises, Inc. owns 1,107,000 shares of Common Stock. Also includes, 14,802 shares of Common Stock distributed to an affiliate of Craig Enterprises, Inc. by SVBF pursuant to the exercise of its warrant not reflected in such Amendment to Schedule 13G.

(5)	As reported by Pequot Capital Management, Inc. on its Form 13F filed with the Securities and Exchange Commission on August 14, 2002.

(6)	Includes 361,665 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

(7)	Includes 738,000 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days. Also includes 1,500 shares of Common Stock transferred to the Jack Futterman Trust, of which Mr. Futterman is the investment advisor.

(8)	Includes 11,666 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

(9)	Includes 21,333 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

(10)	As a member of the Investment Committee of SVIM, Mr. Levkowitz shares voting and dispositive power for the following: 2,496,000 shares subject to outstanding warrants to purchase Common Stock which are exercisable within the next 60 days owned by SVBF; 2,594,720 shares of Common Stock owned by SVAR; 318,000 shares of Common Stock owned by SVBF II; and 25,000 shares of Common Stock owned by a separate account managed by SVIM (See footnote 1). Also includes 13,527 shares of Common Stock owned by Mr. Levkowitz and 24,666 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days that are owned by Mr. Levkowitz.

(11)	Includes 18,333 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

(12)	Includes 11,666 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

(13)	Includes 212,500 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

(14)	As the managing member of TCO, Mr. Tennenbaum shares voting and dispositive power for all of the shares of Common Stock owned of record by the SVIM Accounts and TCO (See footnote 1). Also includes 21,333 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days that are owned by Mr. Tennenbaum.

(15)	Includes 55,000 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

(16)	Includes 12,125 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

(17)	Includes 56,375 shares of Common Stock subject to outstanding options which are exercisable within the next 60 days.

BUSINESS TO BE TRANSACTED

1.     ELECTION OF DIRECTORS

Nominees

      During the fiscal year ended June 29, 2002, the Board of Directors was comprised of ten directors, consisting of the nine nominees and Jack Futterman. Mr. Futterman is not standing for reelection and is ending his service as a Director on November 13, 2002. The Board of Directors intends to reduce the size of the Board of Directors to nine directors thereafter.

      Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The names of the nine nominees, their ages, the respective years in which each first became a Director of the Company, and their respective principal occupations during the past five years are as follows:

			Served as
			a Director
Name of Nominee	Age	Position with the Company	Since

Ralph D. Dillon(1)	62	Non-Executive Chairman of the Board of Directors	1999
Michael A. Gatto(2)(3)(4)	35	Director	2001
Richard H. Griner	59	Director	2002
L.R. Jalenak, Jr.(3)(6)	72	Director	2000
Howard Levkowitz(5)(7)(8)	35	Director	1999
Nancy Pedot(7)(9)	50	Director	2000
Walter J. Salmon(5)(7)(9)	71	Director	2001
James Shea	57	Director and Chief Executive Officer	2001
Michael E. Tennenbaum(10)	67	Vice Chairman of the Board of Directors	2000

(1)	Chairman of Strategic Planning Committee.

(2)	Member of Nominating and Governance Committee.

(3)	Member of Compensation Committee.

(4)	Chairman of Finance Committee.

(5)	Member of Finance Committee.

(6)	Chairman of Audit Committee.

(7)	Member of Audit Committee.

(8)	Chairman of Nominating and Governance Committee.

(9)	Member of Strategic Planning Committee.

(10)	Chairman of Compensation Committee.

      Ralph D. Dillon has been the Non-Executive Chairman of the Board of Directors since December 10, 1999 and has been a Director of the Company since October 1, 1999. Prior to becoming a Director of the Company, Mr. Dillon served as Chief Executive Officer of Cost Plus, Inc. (“Cost Plus”), a specialty retailer of casual home living and entertainment products, from September 1990 to February 1998, President of Cost Plus from September 1990 to August 1995 and Chairman of the Board of Cost Plus from August 1995 to February 1998. He also served as a Director of Cost Plus from September 1990 to May 1999 and has served as an advisor to the Chief Executive Officer of Cost Plus. Mr. Dillon holds his current seat on the Board of Directors of the Company and is being nominated for re-election in connection with the investment and restructuring of the Company’s obligations which occurred on August 17, 1999 (which transactions are described below in “Certain Relationships and Related Party Transactions”).

      Michael A. Gatto has been a Director of the Company since February 20, 2001. From April, 2002 to the present Mr. Gatto has been an executive director with Silverpoint Capital. He was previously a Vice President in the Special Situations Investing Group of Goldman, Sachs & Co. from 1998 to 2001, a Principal of Stroble & Associates, a financial consulting firm, from 1997 to 1998 and a Corporate Finance Associate in the Retail Industry Group of Citibank, N.A. from 1992 to 1997.

      Richard H. Griner has been a Director of the Company since September 6, 2002. From April 2001 to the present Mr. Griner has been the President of Omni Fitness, Inc., the specialty fitness equipment chain. Prior to joining Omni Fitness, Mr. Griner served from 1996 to 2000 as President and Chief Operating Officer of Trend-Lines, Inc. and from 1986 to 1995 as Senior Vice President of Operations for Family Dollar Stores, Inc.

      L.R. Jalenak, Jr. has been a Director of the Company since February 17, 2000. Prior to becoming a Director of the Company, Mr. Jalenak was Chairman of the Board of Cleo Inc, a manufacturer of Christmas wrapping paper and related products, from 1990 until his retirement in December 1993. From 1977 to 1990, he was President of Cleo Inc. Mr. Jalenak also serves as a Director of Perrigo Company. He is also a trustee of First Funds, a mutual fund company and Commissioner of Memphis Light, Gas and Water Division, a Memphis utility company.

      Howard Levkowitz has been a Director of the Company since August 17, 1999. Mr. Levkowitz has been a Partner in Special Value Investment Management, LLC, an investment management company focused on special situation investments, since 1999 and since 1997, has been a principal of Tennenbaum & Co., LLC (with which Special Value Investment Management, LLC is affiliated). He was an attorney with Dewey Ballantine LLP from 1993 to 1997. Mr. Levkowitz holds his current seat on the Board of Directors of the Company and is being nominated for re-election in connection with the investment and restructuring of the Company’s obligations which occurred on August 17, 1999 (which transactions are described below in “Certain Relationships and Related Transactions”).

      Nancy Pedot has been a Director of the Company since November 27, 2000. Between 1989 and 1993, Ms. Pedot served in various executive positions with The Gymboree Corporation, a designer, manufacturer and retailer of children’s apparel and accessories that operates a chain of more than 500 stores. She joined Gymboree in 1989 as Senior Vice President of Merchandising and in 1994 was named President and CEO. Ms. Pedot left Gymboree in 1997 to devote more time to her family and to pursue personal interests. Ms. Pedot also serves on the boards of directors of several not-for-profit entities.

      Walter J. Salmon has been a Director of the Company since July 25, 2001. Mr. Salmon is presently the Stanley Roth, Sr., Professor of Retailing, Emeritus, at the Harvard University Graduate School of Business Administration. He has been a member of the Harvard Business School faculty since 1956. Professor Salmon presently serves on the boards of The Neiman Marcus Group, PetsMart, Inc., Harrah’s Entertainment, Inc., Cole National Corporation, Luby’s, Inc. and the Harvard Business School Publishing Company.

      James Shea has been a Director of the Company since October 1, 2001. Mr. Shea has been the Company’s Chief Executive Officer since December 10, 1999. From November 1995 until his appointment as Chief Executive Officer of the Company, Mr. Shea held positions as Senior Vice President for Merchandise and Marketing, Executive Vice President and, most recently, President, of Lechters, Inc., a chain of over 500 houseware specialty stores located nationwide. Prior to that, Mr. Shea held various executive positions with the May Department Stores Company and Target Corporation.

      Michael E. Tennenbaum has been a Director of the Company since October 5, 2000 and has been the Vice Chairman of the Board of Directors since October 1, 2002. Mr. Tennenbaum has been the Managing Member of Tennenbaum & Co., LLC since its inception in June 1996. Tennenbaum & Co., LLC is the Managing Member of Special Value Investment Management, LLC, an investment management company focused on special situation investments. From February 1993 until June 1996, Mr. Tennenbaum was a Senior Managing Director of Bear, Stearns & Co., Inc. and also held the position of Vice Chairman, Investment

Banking. Mr. Tennenbaum currently is Chairman of the board of directors of Pemco Aviation Group, Inc., and is also a director of various privately-held companies.

Recommendation and Vote

      The election of each nominee as a Director requires a plurality of the votes present at the Annual Meeting and entitled to vote.

      The Board unanimously recommends a vote FOR the nominees.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who have beneficial ownership of more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the NASDAQ. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors, executive officers and greater than ten percent (10%) beneficial owners complied with all Section 16(a) filing requirements during the fiscal year ended June 29, 2002 except as follows: Mr. Andrew Bailen, through inadvertence, failed to file a Form 4 upon purchasing 3,500 shares of Company Common Stock on September 19, 2001. A Form 4 reporting Mr. Bailen’s purchase was promptly filed by Mr. Bailen after the oversight was discovered. The Company believes that all holdings and transactions of Mr. Bailen have been promptly and timely disclosed in the Company’s annual reports.

Certain Relationships and Related Party Transactions

      On August 17, 1999, the Company received $30 million in financing from a group of investors (the “Investors”) led by TCO. Under securities purchase agreements with the Investors, the Company issued (i) $10 million of its 12.5% Secured Notes due 2003 (the “A Notes”); (ii) $5 million of its 13.0% Secured Notes due 2003 (the “B Notes”); (iii) $5 million of its 13.0% Secured Notes due 2002 (the “C Notes”); (iv) $10 million of its 14.0% Secured Notes due 2004 (the “D Notes”); and (v) warrants (the “Warrants”) to purchase 6,880,000 shares of the Company’s Common Stock at an initial exercise price of $3.00 per share. Then on January 14, 2002, the Company received $7 million from the sale of 14.0% Senior Secured Notes due 2002 (the “E Notes”, and together with the A Notes, B Notes, C Notes and D Notes, the “Notes”) to certain of the Investors and the Company also agreed to amend and restate the terms of the Warrants. The amended and restated warrants provide for an exercise price of $1.07 per share and were issued upon surrender of the Warrants which had an exercise price of $3.00 per share. For more information see Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources,” in the Company’s Form 10-K for the fiscal year ended June 29, 2002, which was filed on September 27, 2002.

      During the fiscal year ended June 29, 2002, the Company made regularly scheduled principal and interest payments on the Notes. In addition, the Company prepaid the A Notes, B Notes and E Notes, which included the following prepayments to SVBF and SVBF II: (i) $464,250 of E Notes in September 2001; (ii) $1,392,750 of E Notes in December 2001; (iii) $1,275,913 of A Notes in December 2001; (iv) $1,275,913 of A Notes in June 2002; and (v) $2,551,826 of B Notes in June 2002. Messrs. Tennenbaum and Levkowitz, each of whom is a Director of the Company and a nominee for Director at the 2002 Annual Meeting, are principals of SVIM, which, in turn, is the Investment Manager of SVBF and SVBF II, and Mr. Tennenbaum is the Managing Member of TCO, which is the Managing Member of SVIM.

      Messrs. Jason Craig and Steven Craig, sons of Mr. Sidney Craig, President of Craig Enterprises, Inc., own and operate six and five Party City franchised stores, respectively, located in California. Pursuant to the terms of their respective franchise agreements with the Company, during the fiscal year ended June 29, 2002 Mr. Jason Craig paid the Company $783,700 and Mr. Steven Craig paid the Company $623,296. Craig Enterprises, Inc. owns 1,121,802 shares of Common Stock: 1,107,000 shares of Common Stock as reported in the Amendment to Schedule 13G filed by Craig Enterprises, Inc. with the Securities and Exchange Commission on April 23, 1999 and 14,802 shares of Common Stock distributed to an affiliate of Craig Enterprises, Inc. by SVBF pursuant to the exercise of its warrant not reflected in the Amendment to Schedule 13G.

Board of Directors Meetings and Committees

      The Board of Directors met six times during the fiscal year ended June 29, 2002.

      The Compensation Committee, comprised of Messrs. Gatto, Jalenak and Tennenbaum, met three times during the fiscal year ended June 29, 2002. In addition to its other responsibilities, the Compensation Committee is responsible for the administration of the Company’s 1999 Stock Incentive Plan and for the grant of stock options and other awards under such plan, as well as the administration of the Management Stock Purchase Plan (the “Management Plan”) and grants thereunder.

      The Audit Committee, which during the fiscal year ended June 29, 2002 was comprised of Ms. Pedot and Messrs. Futterman, Jalenak, Levkowitz and Salmon, is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company’s financial policies and control procedures. The Audit Committee met eight times during the Company’s fiscal year ended June 29, 2002.

      The Nominating and Governance Committee is responsible for recommending persons to be nominees for the Company’s Board of Directors. This Committee does not consider nominees recommended by the Company’s stockholders. The Nominating and Governance Committee met three times during the fiscal year ended June 29, 2002. During the fiscal year ended June 29, 2002, the Nominating and Governance Committee was comprised of Messrs. Futterman, Gatto and Levkowitz.

      The Finance Committee assists the Board in advising and overseeing the Company’s financial initiatives and financial matters. The Finance Committee met once during the fiscal year ended June 29, 2002. The Finance Committee is comprised of Messrs. Gatto, Levkowitz and Salmon.

      The Strategic Planning Committee assists the Board in facilitating the strategic planning process. The Strategic Planning Committee is comprised of Ms. Pedot and Messrs. Dillon and Salmon. The Strategic Planning Committee met once during the fiscal year ended June 29, 2002.

      In addition to meeting, the Compensation Committee and the Nominating and Governance Committee, as well as the full Board of Directors, acted by unanimous written consent on numerous occasions during the Company’s fiscal year ended June 29, 2002.

      All Directors are elected at each annual meeting of stockholders and hold office until the election and qualification of their successors at the next annual meeting of stockholders. All of the Directors attended at least 75% of the combined number of Board meetings and meetings of committees of which they were members that were held during the fiscal year ended June 29, 2002.

      All executive officers of the Company are elected annually by, and serve at the discretion of, the Board of Directors, although the employment of Messrs. Shea and Bailen by the Company is subject to the provisions of their respective employment agreements.

Resignations

      In September 2002, Thomas E. Larson, former Chief Financial Officer of the Company, resigned his position.

EXECUTIVE OFFICERS OF THE COMPANY

Name	Age	Position(s)

James Shea	57	Director and Chief Executive Officer
Andrew Bailen	46	Executive Vice President of Merchandising/ Marketing
Linda M. Siluk	45	Senior Vice President and Chief Financial Officer
Warren Jeffery	53	Senior Vice President of Operations

      All executive officers are chosen by the Company’s Board of Directors and serve at the Board’s discretion. Set forth below is information concerning the business experience of the executive officers of the Company.

      James Shea was appointed Chief Executive Officer on December 10, 1999. He has been a director of the Company since October 1, 2001. From November 1995 until his appointment as Chief Executive Officer of the Company, Mr. Shea held positions as Senior Vice President for Merchandise and Marketing, Executive Vice President and, most recently, President, of Lechters, Inc., a chain of over 500 houseware specialty stores located nationwide. Prior to that, Mr. Shea held various executive positions with the May Department Stores Company and Target Corporation.

      Andrew Bailen was appointed Executive Vice President of Merchandising/ Marketing of the Company on August 8, 2000. From January 1999 until his appointment, Mr. Bailen was the Chief Executive Officer of Net Connections, Inc., an Internet advertising firm. From February 1998 to December 1998, Mr. Bailen was Executive Vice President/ Chief Operating Officer of Hollywood.com and from February 1995 to October 1997, Vice President of Merchandising and Senior Vice President/ General Merchandise Manager-Retail of Blockbuster Entertainment Group. Prior to that, he held a variety of executive positions with Greenman Brothers Inc. and KayBee Toys.

      Linda M. Siluk was appointed Senior Vice President and Chief Financial Officer on August 26, 2002. She had previously been the Company’s Vice President of Finance since September 14, 1998. Prior to joining the Company in September 1998, Ms. Siluk had been the Chief Financial Officer of Federated Merchandising Group, a division of Federated Department Stores, Inc. from December 1994 to April 1998. From October 1985 until December 1994, Ms. Siluk held positions as Senior Vice President, Finance and Logistics for Macy Product Development and Vice President Finance for Macy Corporate Buying Office, both positions in a division of R.H. Macy & Co., Inc.

      Warren Jeffery was appointed Senior Vice President of Operations on August 26, 2002. He had previously been the Company’s Vice President of Operations since January 2002. Prior to joining the Company, Mr. Jeffery had been the Senior Vice President of Pharmacy Management at McKesson Medication Management from June 2001 to January 2002. He previously held various executive positions including Executive Vice President Merchandising, Marketing and Logistics, Senior Vice President Store Operations and Vice President of Store Operations and Loss Prevention at Phar-Mor Inc., from February 1993 through October 2000.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

      The following table sets forth a summary of the compensation paid by the Company for services rendered in all capacities to the Company during the Company’s fiscal year 2002, 2001 and 2000 to each of the Named Executive Officers:

Summary Compensation Table

		Period				Long-Term Compensation
		Compensation
						Restricted	# Securities
Name and				Other Annual		Stock	Underlying
Principal Position	Fiscal year(1)	Salary	Bonus(2)	Compensation		Awards(3)	Stock Options

James Shea	2002	$378,634	$122,257	$60,703	(4)	$183,385	75,000
Chief Executive Officer	2001	356,191	34,920	73,222	(5)	227,500	—
	2000	192,500	—	—		—	200,000
Andrew Bailen	2002	283,654	184,000	20,461	(6)	46,000	40,000
Executive Vice President	2001	243,269	165,001	116,909	(7)	—	100,000
	2000	—	—	—		—	—
Linda M. Siluk	2002	198,760	100,000	8,629	(8)	—	17,000
Senior Vice President,	2001	189,248	71,543	7,425	(9)	—	—
Chief Financial Officer	2000	178,077	18,000	—		—	5,000
Warren Jeffery	2002	105,577	80,342	68,342	(10)	—	50,000
Senior Vice President	2001	—	—	—		—	—
	2000	—	—	—		—	—
Thomas E. Larson(11)	2002	258,750	31,604	45,311	(12)	126,363	23,000
Former SVP & CFO	2001	257,739	38,818	51,763	(13)	155,245	—
	2000	250,000	125,000	—		—	—

(1)	The Company’s fiscal year end is the Saturday nearest to June 30.

(2)	Amounts in this column do not include any portion of the Named Executive Officers’ respective bonuses foregone under the Management Plan.

(3)	Amounts in this column represent a portion of the Named Executive Officers’ respective bonuses foregone pursuant to the Management Plan. The Management Plan provides for a mechanism through which certain executive officers of the Company may forego all or a portion of their annual bonus such that it may be used to purchase restricted stock units linked on a one-to-one basis to the value of the Company’s Common Stock. Depending on the amount of the annual bonus foregone by an eligible executive officer who participates in the Management Plan, the Company offers the restricted stock units at a 20% to 25% discount.

(4)	This amount includes $12,130 in automobile allowances, and $48,393 representing the value of the discount applicable to the purchase of restricted stock units under the Management Plan.

(5)	This amount includes $8,517 in automobile allowances and $64,705 representing the value of the discount applicable to the purchase of restricted stock units under the Management Plan.

(6)	This amount includes $8,960 in automobile allowances, $11,501 representing the value of the discount applicable to the purchase of restricted stock units under the Management Plan.

(7)	This amount includes $6,750 in automotive allowances, $99,847 for moving expenses and $10,312 representing the value of the discount applicable to the purchase of restricted stock units under the Management Plan.

(8)	This amount includes $8,100 in automobile allowances and $529 representing the value of the discount applicable to the purchase of restricted stock units under the Employee Plan.

(9)	This amount includes $7,425 in automobile allowances.

(10)	This amount includes $3,894 in automobile allowances and $64,448 for moving expenses.

(11)	Mr. Larson was the Company’s Senior Vice President and Chief Financial Officer from June 18, 1999 until September 3, 2002. Mr. Larson resigned as Senior Vice President and Chief Financial Officer on September 3, 2002.

(12)	This amount includes $8,640 in automobile allowances, $34,540 representing the value of the discount applicable to the purchase of restricted stock units under the Management Plan, and $1,131 representing the value of the discount applicable to the purchase of restricted stock units under the Employee Plan.

(13)	This amount includes $8,100 in automobile allowances and $43,663 representing the value of the discount applicable to the purchase of restricted stock units under the Management Plan.

OPTION GRANTS DURING THE FISCAL YEAR ENDED JUNE 29, 2002

      The following table presents information regarding grants of options to purchase shares of the Company’s Common Stock for each of the Named Executive Officers receiving option grants during the fiscal year ended June 29, 2002:

						Potential
						Realizable
	Individual Grants					Value at
						Assumed Annual
			Percent of			Rates of Stock
	Number of		Total			Price
	Securities		Options	Exercise		Appreciation for
	Underlying		Granted to	Price		Option Term
	Options		Employees in	Per	Expiration
Name	Granted		Fiscal Year	Share(1)	Date	5%	10%

James Shea	25,000	(2)	5.81%	6.16	2011	$96,792	$245,289
	50,000	(3)	11.61%	7.38	2011	232,062	588,091
Andrew Bailen	40,000	(3)	9.29%	7.38	2011	185,650	470,473
Linda M. Siluk	17,000	(3)	3.95%	7.38	2011	78,901	199,951
Warren Jeffery	50,000	(3)	11.61%	7.42	2012	233380	591,430
Thomas E. Larson	23,000	(3)	5.34%	7.38	2011	106,749	270,522

(1)	The price represents the fair market value at the date of grant.

(2)	The options vest at the rate of 25% per year beginning on the first anniversary of the grant date and continuing on each subsequent anniversary of the grant date. The right to exercise the options expires on the tenth anniversary of the grant date.

(3)	The options vest as follows: (a) one-half of the options vest at the rate of 25% per year beginning on the first anniversary of the grant date and continuing on each subsequent anniversary of the grant date and (b) one-half of the options vest on the third anniversary of the grant date if the Company achieves its cumulative EBITDA plan as determined by the Board. The Company’s definition of EBITDA is earnings before interest, taxes, depreciation, amortization and impairment charge and exclusive of special charges. The Company’s computation of EBITDA may not be comparable to similar titled measures of other companies.

AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED JUNE 29, 2002

AND JUNE 29, 2002 OPTION VALUES

      The following table presents information regarding the value of options outstanding at June 29, 2002 for each of the Named Executive Officers. None of the Named Executive Officers exercised any options during the fiscal year ended June 29, 2002:

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-The-Money Options
	Options at Fiscal Year-End		at Fiscal Year-End(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

James Shea	133,333	141,667	2,173,328	2,309,172
Andrew Bailen	25,000	115,000	407,500	1,874,500
Linda M. Siluk	7,500	24,500	122,250	399,350
Warren Jeffery	—	50,000	—	815,000
Thomas E. Larson	53,500	23,000	666,396	205,160

(1)	Value is based upon a fair market value of $16.30 per share on June 29, 2002.

Equity Compensation Plan Information

      The following sets forth certain information as of June 29, 2002 concerning our equity compensation plans:

			Number of securities
			remaining available
			for future issuance
	Number of securities	Weighted-average	under equity
	to be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	2,046,699 (2)	$6.58	1,015,552 (3)
Equity compensation plans not approved by security holders(4)	85,028 (5)	$5.79	314,972

Total	2,131,727	$6.55	1,330,524

(1)	Consists of our Amended and Restated 1994 Stock Option Plan (“the “1994” Plan”), Amended and Restated 1999 Stock Incentive Plan (the “1999 Plan”) and Employee Stock Purchase Plan (the “ESPP”).

(2)	Includes 821,976 outstanding options for our common stock pursuant to the 1994 Plan, 1,182,900 outstanding options for our common stock pursuant to the 1999 Plan and 41,823 shares of our common stock which will be issued on January 1, 2003 pursuant to the ESPP. Under the ESPP, our employees have the opportunity to purchase shares of our common stock at a discount through accumulated payroll deductions. The shares which will be issued in January 2003 will have a purchase price of $6.34 per share.

(3)	The 1994 Plan terminated on September 4, 2000 so no additional options may be issued thereunder, 807,375 options remain available for issuance pursuant to the 1999 Plan and 208,177 shares of our common stock remain available for issuance pursuant to the ESPP.

(4)	Consists of our Management Stock Purchase Plan.

(5)	These shares will be issued in future periods as provided for in the Plan.

Compensation of Directors

      Directors who are employees of the Company receive no additional or special remuneration for their service as directors. Effective September 10, 2002, Directors who are not employees of the Company are entitled to receive an annual retainer of $25,000 and $2,000 for each Board of Directors meeting attended. Committee meeting fees are $4,000 and $2,000 for the Audit Committee chairperson and member, respectively; $3,000 and $2,000 for the Compensation Committee chairperson and member, respectively; $2,000 and $1,000 for the Nominating and Governance Committee chairperson and member, respectively; $2,500 and $2,000 for the Finance Committee chairperson and member, respectively; and $5,000 for the Strategic Planning Committee. In addition, any board member who is requested by the Chairman to perform services outside of the scope of a meeting will be paid $2,000 per each eight hours of time spent performing such services. The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at the Board of Directors and Committee meetings. All Directors each receive annual option grants on the date of the Annual Meeting for each fiscal year of 10,000 options which are fully vested at the time of grant.

      On September 6, 2002, the Company approved a one-time grant of 20,000 stock options to Mr. Griner for prospective services until the Company’s next Annual Meeting of Stockholders.

      The Company entered into a consulting arrangement with Mr. Dillon pursuant to which Mr. Dillon receives a consulting fee of $10,000 per month in exchange for advising and consulting with the Company regarding strategic planning, general operations and merchandising programs. On June 22, 2001, the Company granted options of 90,000 shares of the Company’s Common Stock to Mr. Dillon in compensation for his services to the Company. These options were granted at $6.25 per share and vested in full upon issuance. In addition, on each of January 12, 2002 and July 12, 2002 additional grants of options for 50,000 shares of the Company’s Common Stock were made to Mr. Dillon, which options had an exercise price of $9.375 and $17.00, respectively. Additional future grants of 50,000 options for shares will be made on each of January 12,

2003 and July 12, 2004, each with an exercise price of $17.00 provided that Mr. Dillon remains the Non-Executive Chairman of the Board of Directors of the Company and certain other requirements are met. All options will be vested in full upon issuance.

Employment Agreements and Termination of Employment

      The Company is party to an employment agreement with James Shea, Chief Executive Officer of the Company, dated December 10, 1999 (the “Shea Agreement”). The Shea Agreement provides for Mr. Shea to serve as the Company’s Chief Executive Officer for a term which commenced on December 8, 1999 and ends on December 8, 2002, which term automatically renews for one-year periods unless either party gives written notice at least ninety (90) days prior to the expiration of the then current term of the agreement. The Shea Agreement provides that Mr. Shea will receive an annual base salary of at least $350,000, subject to annual review and upward adjustment at the discretion of the Board. The Shea Agreement also provides for performance bonuses, the target amount of which is fifty percent (50%) of Mr. Shea’s annual base salary, and up to a maximum of seventy five percent (75%) of the annual base salary, provided Mr. Shea meets certain performance goals. This was increased to sixty percent (60%), and up to a maximum of ninety six percent (96%) of the annual base salary for Fiscal 2002 and further increased to seventy percent (70%), and up to a maximum of one hundred and twelve percent (112%) of the annual base salary for Fiscal 2003. In addition, Mr. Shea received (i) a grant of 200,000 stock options to purchase Common Stock of the Company, which options vest at a rate of 33 1/3% per year on each of December 10, 2000, December 10, 2001 and December 10, 2002 and (ii) a grant of 25,000 stock options to purchase Common Stock of the Company on each of the first, second and third anniversary dates of the commencement of Mr. Shea’s employment with the Company at a rate of 25% per year beginning on the first anniversary of the grant date and continuing on each subsequent anniversary of the grant date.

      The Shea Agreement provides that, under certain circumstances, the Company will make severance payments to Mr. Shea upon the termination of his employment. Upon termination by Mr. Shea for “good reason” or by the Company for any reason other than Mr. Shea’s “disability” or “for cause,” the Company will pay to Mr. Shea his base salary for the longer of one year following the date of termination or the remaining period of the term of the Shea Agreement and any accrued and unpaid base salary and performance bonus to the date of termination.

      The Company is party to an employment agreement with Andrew Bailen, Executive Vice President, Merchandising and Marketing, dated as of August 7, 2000 (the “Bailen Agreement”). The Bailen Agreement provides for Mr. Bailen to serve the Company (on an at-will basis) in such capacity for an initial term which commenced on August 7, 2000 and ended on August 6, 2001, which term has been automatically renewed for two additional one-year terms and which will continue to be automatically renewed for additional one year terms unless either party thereto gives written notice at least 30 days prior to the expiration of the then current term of the agreement. The Bailen Agreement provides for an annual minimum base salary of $275,000, the amount of which may be adjusted upward by the Board of Directors in its sole discretion. Under the Bailen Agreement, Mr. Bailen received a signing bonus of $25,000. In addition, he received guaranteed bonus payments of $68,750 and $16,000, respectively, on the first and second anniversary of the commencement of Mr. Bailen’s employment with the Company. In addition, Mr. Bailen will receive $16,000 on the third anniversary of the commencement of his employment with the Company. The Bailen Agreement further provides for annual bonuses in each subsequent year, the target amount of which was fifty percent (50%) and subsequently increased to sixty percent (60%) of his base salary, provided that Mr. Bailen meets certain performance goals. In addition, Mr. Bailen received a grant of 100,000 stock options to purchase Common Stock of the Company, which options vest at a rate of 25% per year beginning on the first anniversary of the grant date and continuing on each subsequent anniversary of the grant date. The Company will also provide Mr. Bailen, at his election, with a $50,000 interest-bearing loan, which interest will be forgiven if Mr. Bailen remains employed by the Company on August 7, 2003; to date, Mr. Bailen has not elected to borrow funds from the Company.

      The Bailen Agreement provides that, under certain circumstances, the Company will make severance payments to Mr. Bailen upon the termination of his employment. If Mr. Bailen’s employment is terminated by the Company with “cause,” the Company will make severance payments to Mr. Bailen which shall include accrued and unpaid salary up to the date of his termination and a severance payment equal to six months of Mr. Bailen’s base salary. In the event that Mr. Bailen’s employment is terminated by the Company without “cause,” in addition to a severance payment equal to six months of his base salary, Mr. Bailen will continue to receive certain employee benefits for such period (including health and life insurance benefits, a car allowance and payment for unused vacation time) and a payment of any accrued and unpaid bonuses to the date of termination and all unvested options that are scheduled to vest during the then current employment year shall immediately vest.

      The Company was party to an employment agreement with Thomas E. Larson, Senior Vice President and Chief Financial Officer of the Company, dated June 18, 1999 (the “Larson Agreement”). The Larson Agreement provided for Mr. Larson to serve as the Chief Financial Officer of the Company for a term which commenced on June 18, 1999 and which ended on June 18, 2002. The Larson Agreement provided for an annual minimum base salary of $250,000, the amount of which may have been adjusted upward by the Board of Directors in its sole discretion. The Larson Agreement also provided that Mr. Larson was eligible for a guaranteed bonus of $125,000 which was paid in June 2000 and for annual bonuses in each subsequent year, the target amount of which was fifty percent (50%) of his base salary, provided that Mr. Larson met certain performance goals. In addition, Mr. Larson received a grant of 60,000 stock options to purchase Common Stock of the Company, which options originally were to vest over a three-year period. However, these options became vested in connection with the resignation of Jack Futterman as Chief Executive Officer and Chairman of the Board in December 1999.

      The Larson Agreement provided that, under certain circumstances, the Company would make severance payments to Mr. Larson upon the termination of his employment. If Mr. Larson’s employment was terminated by the Company without “cause” prior to June 18, 2002, the Company would make severance payments to Mr. Larson which would include accrued and unpaid salary up to the date of his termination and a severance payment equal to six months of Mr. Larson’s base salary. In the event that Mr. Larson’s employment was terminated by the Company without “cause” subsequent to December 18, 2001, Mr. Larson would receive severance payment equal to his base salary for the remaining period of the term of the Larson Agreement. In September 2002, Mr. Larson, former Chief Financial Officer of the Company, resigned his position. Mr. Larson will receive severance pay equal to his base salary and his automobile allowance for six months following his resignation.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, neither the Report of the Compensation Committee Regarding Executive Compensation, nor the Report of the Audit Committee, nor the Performance Graph shall be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE
REGARDING EXECUTIVE COMPENSATION

Compensation Committee

      The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) was formed in 1996 and is presently composed of Messrs. Gatto, Jalenak and Tennenbaum. The Compensation Committee meets at least once annually or more frequently as the Company’s Board of Directors may request. The Compensation Committee’s primary responsibilities include the review and approval of compensation, consisting of salary, bonuses, benefits and other compensation, for the Company’s executive officers. The Compensation Committee is responsible for the administration of the Company’s 1999 Stock Incentive Plan and for the grant of stock options and other awards under such plan, as well as the administration of the Management Plan and grants thereunder.

Executive Officer Compensation

      The executive officer compensation programs utilized by the Company are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the Company’s success and to provide incentives relating directly to the financial performance and long-term growth of the Company. The various components of the executive officer compensation programs used by the Company are, in most cases, the same as those made available generally to employees of the Company. The following is a summary of the executive officer compensation programs:

     Cash Compensation

      Base Salary. Base salaries are established primarily upon an evaluation of the executive officer’s position and contributions to the Company, including (i) individual performance, (ii) level of responsibility, (iii) technical expertise, (iv) length of service, (v) Company performance and (vi) industry compensation levels. The minimum base salary levels for Messrs. Shea and Bailen are established by their respective employment agreements described above in “Compensation of Executive Officers and Directors — Employment Agreements and Termination of Employment.” The Compensation Committee annually reviews these base salary compensation levels and makes adjustments based on a subjective evaluation of the above factors.

      Incentive Bonuses. The Company has established a cash-based annual bonus program to provide annual incentives to the executive officers to meet or exceed expected performance objectives. This program provides cash compensation, based on a percentage of base salary, for the achievement of EBITDA targets set by the Company and, for certain executive officers, the attainment of specific short-term corporate and individual performance objectives which contribute to the success of the Company.

  Equity Compensation

      In order to provide long-term incentives to the executive officers of the Company and to further align their interests with those of the Company’s stockholders, the Company implemented several equity-based incentive compensation plans. Among these plans, the Company’s 1999 Stock Incentive Plan allows for the grant of both incentive and nonqualified stock options as well as restricted stock and other equity-based awards. Equity awards under these plans are granted on a discretionary basis by the Compensation Committee. The Compensation Committee makes a subjective determination as to the award recipients and their level of award after review of the performance factors for the executive officers noted above for base salary determinations. In order to encourage and reward continued employment, these awards typically vest over a period of three to four years after the date of grant.

      In June of 2001, the Company implemented the Management Plan through which executive officers may elect to forgo all or a portion of their annual bonus to be used to purchase restricted stock units linked on a one-to-one basis with the value of the Company’s Common Stock. To encourage participation in this plan, the Company offers the units at a 20% to 25% discount depending on the amount of bonus forgone. These forgone bonuses are held by the Company for three or seven years, as elected by the executive officer, and typically paid out in shares of Common Stock.

      The Employee Plan, which was approved in November 2001, added yet another mechanism to further align the interests of all employees, including executive officers, with those of the stockholders of the Company. The Employee Plan is structured to offer shares of Company Common Stock for sale on a bi-annual basis through salary deductions at a 15% discount. The Management Plan and Employee Plan were adopted after consultation with and on the recommendation of the executive compensation consulting firm of Watson Wyatt Worldwide.

Chief Executive Officer Compensation

      The Chief Executive Officer of the Company is eligible to participate in the same executive compensation plans available to other executive officers. The Compensation Committee’s general approach in setting the Chief Executive Officer’s annual compensation (including base salary, annual incentive bonuses and long-term equity-based incentives) is to seek to be competitive with other comparably sized companies in the same industry group, and to tie a portion of his annual compensation to the performance of the Company’s Common Stock. This approach is intended to incentivize the Company’s senior executive through clearly defined long-term goals while providing certainty as to that portion of his compensation that is nonperformance based.

      Mr. Shea’s base salary for the 2002 fiscal year was established by the Company’s Board of Directors and set forth in his employment agreement with the Company. As noted above, pursuant to the terms of his employment agreement, Mr. Shea was eligible for a bonus of up to 96% of his annual base salary for the last fiscal year based on the attainment of the Company’s EBITDA goals. After the close of the 2002 fiscal year the Compensation Committee awarded Mr. Shea a bonus equal to approximately 80% of his base salary.

      In conclusion, the Compensation Committee believes that the compensation policies and practices of the Company as described above are fair and reasonable and are in keeping with the best interests of the Company, its employees and its stockholders.

Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code, as amended (the “Code”), generally disallows a tax deduction to public companies for annual compensation over $1 million paid to each of the Named Executive Officers, except to the extent such compensation qualifies as “performance-based.” None of the Named Executive Officers has received compensation in excess of the Section 162(m) limits and all such compensation has been fully deductible by the Company. Moreover, the Company’s stock option plans are structured and administered to comply with the Section 162(m) performance-based exemption. While the Company’s policy has always been to pursue a strategy for maximizing deductibility of compensation for the Named Executive Officers, it also believes it is important to maintain the flexibility to take actions it considers in the best interests of the Company and its stockholders, which may necessarily be based on considerations in addition to Section 162(m).

The Compensation Committee:

Michael E. Tennenbaum
Michael A. Gatto
L.R. Jalenak, Jr.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

      The members of the Compensation Committee are Michael E. Tennenbaum, Michael A. Gatto and L.R. Jalenak, Jr. No present or former officer of the Company or its subsidiaries serves as a member of the Compensation Committee. During the fiscal year ended June 29, 2002, there were no interlocking relationships between any executive officer of the Company and any entity whose directors or executive officers serve on the Company’s Board of Directors and/or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Company’s Board of Directors operates under a written charter, as adopted and approved in September 2001. All of the current members of the Audit Committee are considered to be “independent directors” as defined by the charter and the rules of the Nasdaq Marketplace Rules, with the exception of Mr. Futterman, who is not “independent” because he served as the Chief Executive Officer of the Company within the last three years. The Company’s Board of Directors has determined that, because of Mr. Futterman’s long experience in the retail industry and his extensive knowledge of the Company, Mr. Futterman’s membership on the Audit Committee is required by the best interests of the Company and its stockholders.

      The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended June 29, 2002 and discussed these financial statements with management and the independent accountants.

      The Audit Committee has also discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards 61, “Communications with Audit Committees,” as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. These discussions included information regarding the scope and results of the audit.

      The independent accountants provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended. Independence Standards Board Standard No. 1 requires accountants to disclose annually in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on their independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent accountants their independence from the Company. The Audit Committee also considered whether the independent accountants’ provision of certain other, non-audit related services to the Company is compatible with maintaining such accountants’ independence.

      Based on its discussions with management and the independent accountants, and its review of the representations and information provided by management and the independent accountants, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2002.

The Audit Committee:

L.R. Jalenak, Jr.
Howard Levkowitz
Jack Futterman
Nancy Pedot
Walter J. Salmon

Independent Auditors Fees and Other Matters

      Audit Fees. Deloitte & Touche LLP billed the Company an aggregate of $295,222 in fees for professional services rendered in connection with the quarterly reviews and the audit of the Company’s annual consolidated financial statements for fiscal 2002.

      Financial Information Systems Design and Implementation Fees. Deloitte & Touche LLP did not bill the Company for any professional services rendered for the fiscal year ended June 29, 2002 in connection with financial information systems design or implementation, the operation of the Company’s information system or the management of its local area network.

      Audit Related Fees. Deloitte & Touche LLP billed the Company $165,750 for audit related professional services, including employee benefit plan audits, accounting consultations and registration statements.

      All Other Fees. Deloitte & Touche LLP billed the Company $548,709 for professional services other than those described above for fiscal 2002, including tax consulting and compliance services and tax due diligence services.

PERFORMANCE GRAPH

      The following graph provides a comparison on a cumulative basis of the percentage change from June 30, 1996 through June 29, 2002 in (a) the total stockholder return on the Company’s Common Stock with (b) the total return on the common equity of all domestic issuers traded on the Nasdaq National Market and the Nasdaq SmallCap Market (“NASDAQ Market Index”) and (c) the total return of domestic issuers having the same Standard Industrial Classification (“SIC”) Industry Group Number as the Company (SIC 5943) and traded on the Nasdaq National Market or Small-Cap Market (the “Industry Index”). Such percentage change has been measured by dividing: (i) the sum of (A) the cumulative amount of dividends for the measurement period assuming dividend reinvestment and (B) the difference between the price per share at the end and at the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The price of each investment unit has been set at $100 on June 30, 1996 for purposes of preparing this graph. All share price information for the Common Stock has been retroactively adjusted to give effect to a three-for-two stock split which occurred on January 16, 1998.

      The Company’s Common Stock has traded on the Nasdaq National Market under the symbol “PCTY” since its relisting in July, 2001. From July 1999 until its relisting on the Nasdaq National Market, the Common Stock was traded on the OTC Bulletin Board, an electronic quotation service for NASD Market Makers. From March 1996 until July 1999, the Company’s Common Stock was traded on the Nasdaq National Market.

(PERFORMANCE GRAPH)

	Party City Corporation	Industry Index	NASDAQ Market Index

6/30/96	100	100	100
12/31/96	95.82	77.24	107.59
12/31/97	181.78	92.55	131.61
12/31/98	122.01	78.07	185.62
7/3/99	32.48	71.7	225.66
7/1/00	22.82	27.04	339.54
6/30/01	47.8	19.49	188.03
6/29/02	143.75	40.07	118.54

OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

PARTY CITY CORPORATION
PROXY

THE UNDERSIGNED HEREBY APPOINTS JAMES SHEA AND LINDA M. SILUK, AND EACH OF THEM, WITH FULL POWER OF SUBSTITUTION AS PROXIES FOR THE UNDERSIGNED, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF PARTY CITY CORPORATION TO BE HELD AT THE PENINSULA NEW YORK, 700 FIFTH AVENUE, NEW YORK, NEW YORK 10019, ON WEDNESDAY, NOVEMBER 13, 2002 AT 9:00 A.M., EASTERN TIME, OR ANY ADJOURNMENT THEREOF, AND TO VOTE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY THAT THE UNDERSIGNED WOULD BE ENTITLED TO VOTE, AND WITH ALL THE POWER THE UNDERSIGNED WOULD POSSESS, IF PERSONALLY PRESENT, AS FOLLOWS:

(Continued on the other side)

é FOLD AND DETACH HERE é

1.	Ralph D. Dillon, Michael A. Gatto, Richard H. Griner, L.R. Jalenak, Jr., Howard Levkowitz, Nancy Pedot, Walter J. Salmon, James Shea and Michael E. Tennenbaum.	Please mark your votes as indicated in this example.	☒

	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the following nominees for election as directors:
Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.	☐	☐

THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE FOR THE NOMINEES LISTED IN ITEM 1. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

RECEIPT OF (A) THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY, (B) THE ACCOMPANYING PROXY STATEMENT FOR SUCH ANNUAL MEETING AND (C) THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JUNE 29, 2002, ARE EACH HEREBY ACKNOWLEDGED:

Dated	, 2002

Signature(s)

IMPORTANT:	Please sign exactly as your name or names appear hereon, indicating, where proper, official position or representative capacity.

é FOLD AND DETACH HERE é